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                                                                    EXHIBIT 4.1


                               HEALTHSOURCE, INC.

           1995 CONCORD AREA PHYSICIAN NON-QUALIFIED STOCK OPTION PLAN
           -----------------------------------------------------------



A.   Purpose and Scope.
     -----------------

     This Plan is created in conjunction with the acquisition of certain primary care practices in the Concord, New Hampshire area by Community Choice Physicians, Inc. ("CCP"), an affiliate of the Company, pursuant to Agreements with the following physician practices:

                  Concord Family Physicians
                  Family Physicians of Pembroke
                  Penacook Family Physicians

     (hereafter the "Agreements"). Pursuant to a series of Agreements, 10 primary care physicians, as individuals, partners or otherwise will sell the assets of their practices (or their entire interests therein) to Concord Community Physicians, Inc. ("CCP") and become employees of CCP (such physicians being collectively called the "Concord PCPs" herein).

     The purpose of this Plan is to provide an incentive for the Concord PCPs to expand and improve the services and profitability of CCP, the Company and their affiliates, and to assist CCP, the Company and their affiliates in attracting and retaining key physician employees through the grant of options to purchase shares of the Company's common stock.

B.   Definitions.
     -----------

     Unless otherwise required by the context:

          1.   "Board" shall mean the Board of Directors of the Company.

          2. "Committee" shall mean the Stock Option Plan Committee, which is appointed by the Board.

          3. "Company" shall mean Healthsource, Inc., a New Hampshire corporation.

          4.   "Code" shall mean the Internal Revenue Code of 1986, as amended.

          5. "Concord PCP" shall mean the primary care physicians who have sold the assets of his/her medical practice, or stock or partnership interest therein, to CCP and is employed by CCP and listed in Exhibit A.


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          6.   "Fair Market Value" shall mean: (i) if the Stock is listed on a national securities exchange or the NASDAQ National Market System, then the value per share shall be not less than the closing price on the date of determination of fair market value, or if there were no sales on said date, then the value shall be not less than the closing price on the date next preceding the date of determination of fair market value on which there were sales; or (ii) if the Stock is not so listed on a national securities exchange or the NASDAQ National Market System, then the fair market value per share shall be as determined by the Committee in good faith from time-to-time, but in no event to be less than the book value of the Stock.

          7. "Option" shall mean a right to purchase Stock, granted pursuant to the Plan.

          8. "Option Price" shall mean the purchase price for Stock under an Option, as determined in SECTION F below.

          9.   "Participant" shall mean the individuals listed in Exhibit A.

          10. "Plan" shall mean this Healthsource, Inc. 1995 Concord Area Physician Non-Qualified Stock Option Plan.

          11. "Stock" shall mean the common stock of the Company, par value $.10 per share.

C.   Stock to be Optioned.
     --------------------

     Subject to the provisions of SECTION L of the Plan, the maximum number of shares of Stock that may be optioned or sold under the Plan is one hundred fifty thousand (150,000) shares. Such shares may be authorized but unissued shares of Stock of the Company.

D.   Administration.
     --------------

     The Plan shall be administered by the Committee. Two members of the Committee shall constitute a quorum for the transaction of business. The Committee shall be responsible to the Board for the operation of the Plan. The interpretation and construction of any provision of the Plan by the Committee shall be final. The Committee shall also have the authority to provide Participants, in any Option granted under the Plan, the right to require the Company to repurchase options or to reacquire shares of Stock acquired through exercise of an Option, on terms which the Committee in its sole discretion shall deem necessary and appropriate. No member of the Board or the Committee shall be liable for any action or determination made in good faith.

E.   Eligibility and Issuance.
     ------------------------

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     Within sixty (60) days after the date that the Agreements are fully executed (the "Signing Date"), the Board shall issue Options to each Concord PCP listed in Exhibit A to purchase the number of shares of Stock of the Company set forth opposite such Concord PCP's name in Exhibit A in accordance with the terms and conditions of the Plan. Thereafter, on or about each of the next four (4) anniversaries of the Signing Date, the Board shall issue Options to each Concord PCP listed in Exhibit A who is, as of such anniversary date, an employee of CCP, to purchase the number of shares of Stock of the Company set forth opposite such Concord PCP's name (adjusted, if required, pursuant to Section L) in Exhibit A pursuant to the terms and conditions of the Plan.

F.   Option Price.
     ------------

     The purchase price for Stock under each Option shall be one hundred ten percent (110%) of the fair market value of the Stock at the time the Option is granted, but in no event less than the par value of the Stock.

G.   Terms and Conditions of Options.
     -------------------------------

     Options granted pursuant to the Plan have been authorized by the Board and shall be evidenced by agreements in the form annexed hereto as Exhibit B. Such agreements shall comply with and be subject to the following terms and conditions:

          1. EMPLOYMENT AGREEMENT. The Participant shall agree to remain in the employ of, and to render services to, the Company or any of its subsidiaries in accordance with his/her employment agreement entered into on or about August 31, 1995. No such agreement shall impose upon the Company or any of its subsidiaries, however, any obligation to employ the Participant for any period of time.

          2. TIME AND METHOD OF PAYMENT. Unless the Board otherwise provides for "cashless exercise" of the Options, the Option Price shall be paid in full in cash (or in the case of an immediate sale, by Participants, a 10 day note coupled with an arrangement of the process of the sale) at the time an Option is exercised under the Plan. Otherwise, an exercise of any Option granted under the Plan shall be invalid and of no effect. Promptly after the exercise of an Option and the payment of the full Option Price (unless cashless exercise has been authorized), the Participant shall be entitled to the issuance of a stock certificate evidencing his ownership of such Stock. A Participant shall have none of the rights of a shareholder until shares are issued to him, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.


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          3.   NUMBER OF SHARES. Each Option shall state the total number of shares of Stock to which it pertains.

          4. OPTION PERIOD AND GENERAL LIMITATIONS ON EXERCISE OF OPTIONS. No Option may be exercised prior to the expiration of two years from the grant thereof; as of the second anniversary date after each grant under the plan, a pro rata number of the options granted shall vest, such that the entire annual grant will be vested on the anniversary date of the grant in the year 2002; the Board may also provide that an Option may not be exercised in whole or in part for such longer periods of time specified in the individual Option agreement. Except as so provided herein or in the Option agreement, an Option may be exercised in whole or in part at any time during its term. No Option may be exercised after the expiration of ten (10) years from the date it is granted. No Option may be exercised for a fractional share of Stock.

          5. CHANGE IN CONTROL OF THE COMPANY, HEALTHSOURCE NEW HAMPSHIRE, INC. OR CCP. In the event (i) of a change of control in the Company, defined as one person or entity owning a greater than 50% interest in the Company, or a transaction involving the purchase and sale of more than ten percent of the Company's shares of voting stock and pursuant to which there is a change of more than one-half of the Company's Board of Directors (including the election of new directors) (ii) the sale of a majority of the capital stock of CCP or Healthsource New Hampshire, Inc. to a third-party, or (iii) the sale of substantially all of the assets of CCP or Healthsource New Hampshire, Inc. to a third-party, then all Options then granted hereunder shall be immediately exercisable in full without regard to any vesting or delay provision contained therein.

          6. CONSIDERATION. The consideration for issuance of Options by the Company shall be determined by the Board and the judgment of the Board as to the consideration and the sufficiency thereof shall be conclusive.

H.   Termination of Employment.
     -------------------------

     Except as provided in SECTION I, below, if a Participant ceases to be employed by the Company or any of its subsidiaries, his/her Options shall terminate immediately; PROVIDED, HOWEVER, that if a Participant's cessation of employment with the Company and its subsidiaries is due to his/her retirement with the consent of the Company or any of its subsidiaries, the Participant may, at any time within three (3) months after such cessation of employment, exercise his/her Options to the extent that he/she was entitled to exercise them on the date of cessation of employment, but in no event shall any Option be exercisable more than ten (10) years from the date it was granted. The Board may cancel an Option during the three-month period referred to in this paragraph, if the Participant engages in employment or activities contrary, in the opinion of the Board, to the best


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     interests of the Company or any of its subsidiaries. The Board shall determine in each case whether a termination of employment shall be considered a retirement with the consent of the Company or a Subsidiary, and, subject to applicable law, whether a leave of absence shall constitute a termination of employment. Any such determination of the Board shall be final and conclusive.

I.   Rights in Event of Death/Disability.
     -----------------------------------

     If a Participant dies or becomes permanently disabled while employed by the Company or any of its subsidiaries, or within three months after having retired with the consent of the Company or any of its subsidiaries, and without having fully exercised his Options, all Options granted to the Participant shall become immediately vested and the Participant or his/her executors or administrators, or legatees or heirs, of his estate shall have the right to exercise such Options without regarding to any future vesting requirement in such Options; PROVIDED, HOWEVER, that in no event shall the Options be exercisable more than ten (10) years from the date they were granted.

J.   No Obligation to Exercise Option.
     --------------------------------

     The granting of an Option shall impose no obligation upon the Participant to exercise such Option.

K.   Nonassignability.
     ----------------

     Options shall not be transferable other than by will or by the laws of descent and distribution, and during a Participant's lifetime shall be exercisable only by such Participant.

L.   Effect of Change in Stock Subject to the Plan.
     ---------------------------------------------

     The aggregate number of shares of Stock available for Options under the Plan, the shares subject to any Option and the price per share shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Stock subsequent to the effective date of the Plan resulting from: (i) a subdivision or consolidation of shares or any other capital adjustment, (ii) the payment of a stock dividend; or, (iii) other increase or decrease in such shares effected without receipt of consideration by the Company. If the Company shall be a party to any merger or consolidation, any Option shall pertain, apply, and relate to the securities to which a holder of the number of shares of Stock subject to the Option would have been entitled under the agreements governing the merger or consolidation. Upon dissolution or liquidation of the Company, all Options outstanding under the Plan shall terminate, PROVIDED, HOWEVER, that each Participant (and each other person entitled under SECTION I to exercise an Option) shall have the right, immediately prior to such dissolution or liquidation to exercise such Participant's Options in whole or in part.

M.   Amendment and Termination.
     -------------------------

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     Any Options not granted as of the sixtieth (60th) business day following the fourth (4th) anniversary of the Signing Date shall be null and void.

     In the event of a change in control, as defined in Section G.5, this Stock Option Plan shall, subject to applicable state and federal law, terminate automatically, provided, however that unless prohibited by applicable state and federal law, in lieu of options not yet granted under the Plan to the Concord PCPs listed in Exhibit A who are employees of CCP as of the date of the change in control, the Company shall pay to each such Concord PCP who is an employee of CCP as of the date of the change in control an amount equal to One Million Dollars ($1,000,000) multiplied by a fraction, the numerator of which is the number of Options set forth opposite such Concord PCP's name in Exhibit A and the denominator of which is 24,847.

     The Board, by resolution, may terminate, amend, or revise the Plan with respect to any shares as to which Options have not been granted. The Board may alter, suspend or discontinue the Plan except that no action of the Board may materially increase the benefits accruing to Participants under the Plan, increase (other than as provided in SECTION L) the maximum number of shares permitted to be optioned under the Plan, or materially modify the requirements as to eligibility for participation in the Plan, unless such action of the Board shall be subject to approval or ratification by the shareholders of the Company. Neither the Board nor the Committee may, without the consent of the holder of an Option, alter or impair any Option previously granted under the Plan, except as authorized herein. Unless sooner terminated, the Plan shall remain in effect until December 31, 2000. Termination of the Plan shall not affect any Option previously granted.

N.   Agreement and Representation of Employee.
     ----------------------------------------

     As a condition to the exercise of any portion of an Option, the Company may require the person exercising such Option to represent and warrant at the time of such exercise that any shares of Stock acquired at exercise are being acquired only for investment and without any present intention to sell or distribute such stock, if, in the opinion of counsel for the Company, such a representation is required under the Securities Act of 1933 or any other applicable law, regulation, or rule or any government agency; provided, however, that under existing regulations such a representation will not be required. Inability of the Company to obtain from any regulatory body or authority the approvals deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares of Stock shall relieve the Company of any liability in respect of the non-issuance or sale of such shares of Stock unless and until said approvals are obtained.

O.   Reservation of Shares of Stock.
     ------------------------------

     The Company, during the term of this Plan, will at all times reserve and keep available, and will seek or obtain from any regulatory body having jurisdiction any requisite

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     authority necessary to issue and to sell, the number of shares of Stock that shall be sufficient to satisfy the requirements of this Plan.

P.   Registration of Options and Stock.
     ---------------------------------

     Inability of the Company to obtain from any regulatory body or authority the approvals deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares of Stock shall relieve the Company of any liability in respect of the non-issuance or sale of such shares of Stock unless and until said approvals are obtained; provided the Company shall use its best efforts to obtain any such approvals and specifically shall register with the SEC all Options (and Stock issuable thereunder) on Form S-8 or other applicable SEC forms, shall list such Stock with the New York Stock Exchange and shall maintain such registration and listing in effect for the duration of the Options.

Q.   Withholding of Additional Income Taxes
     --------------------------------------

     Upon the exercise of an Option, the Company, in accordance with Section 3402 of the Code, may require the optionee to pay additional withholding taxes in respect of the amount that is considered compensation includable in such person's gross income. Alternatively, the Company, at its option, may issue shares of Stock net of the number of shares sufficient to satisfy the additional withholding taxes due. The Board in its discretion may condition the exercise of an Option on the purchaser's or recipient's payment of such additional withholding taxes.

R.   Governing Law, Construction
     ---------------------------

     The validity and construction of the Plan and the instruments evidencing Options shall be governed by the internal, substantive laws of the State of New Hampshire. In construing this Plan, the singular shall include the plural and the masculine gender shall include the feminine and neuter, unless the context otherwise requires.

S.   Effective Date of Plan
     ----------------------

     The Plan shall be effective from the date that the Plan is approved by the Board.




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                                    EXHIBIT A
               PARTICIPANTS IN 1995 CONCORD AREA STOCK OPTION PLAN


     Name                                                 Number of Options
     ----                                                 -----------------

     Joel C. Berman, M.D.                                       2,380
     Elizabeth A. Clardy, M.D.                                  1,600
     Robert D. Gabrielli, M.D.                                  2,815
     Francis E. Hayes, M.D.                                     2,380
     Steven H. Kaitz, M.D.                                      2,380
     Richard S. Nelson, M.D.                                    1,600
     Carol A. Niegisch, M.D.                                    2,380
     Robert W. Niegisch, M.D.                                   3,683
     Eric F. Pollack, M.D.                                      2,380
     Gary A. Sobelson, M.D.                                     3,249



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                                   EXHIBIT B


                               HEALTHSOURCE, INC.

                                  STOCK OPTION

This Stock Option is hereby granted by HEALTHSOURCE, INC., a New Hampshire corporation with an office at Two College Park Drive, Hooksett, New Hampshire (the "Company") to _______________, M.D. (the "Optionee") pursuant to the HEALTHSOURCE, INC. 1995 CONCORD AREA PHYSICIAN NON-QUALIFIED STOCK OPTION PLAN (the "Plan"), approved by the Company's Board of Directors on September __, 1995 in consideration of Optionee's agreement to accept employment with a wholly owned subsidiary of the Company concurrently with the closing referenced in
Section 5 of this Agreement.

1.   GRANT OF OPTION.
     ---------------

     The Company hereby grants on the date hereof (the "Option Date") the Optionee an option to purchase on the terms contained herein, a total of _____________ (____) shares of the Common Stock, $.10 par value, of the Company, at a price of _______________ Dollars and Cents ($_______) per share (the "Option Price"). This option shall become vested and exercisable after the second anniversary of the Option Date in accordance with the following schedule

         Anniversary of Option Date         Number of Shares Vested
         --------------------------         -----------------------

         1996                                      ____0____
         1997                                      _________
         1998                                      _________
         1999                                      _________
         2000                                      _________
         2001                                      _________
         2001                                      _________

and must be exercised before the tenth anniversary of the Option Date, except as set forth in Paragraph 3, below. The Option granted hereunder is subject to the limitations set forth in Paragraph 4, below.

2.   EXERCISE, PAYMENT FOR AND DELIVERY OF STOCK.
     -------------------------------------------

     Each election to exercise this Option in whole or in part shall be made in accordance with the provisions of the Plan. Payment in full shall be made in accordance with Section G(2) of the Plan and no shares shall be issued and delivered until payment therefor has been made. The Optionee shall have none of the rights of a stockholder until shares are issued or delivered to him/her.

3.   CHANGE OF CONTROL OF THE COMPANY.
     --------------------------------

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     In the event that there is a change in control of the Company, or the sale of a majority of the stock or assets of Healthsource New Hampshire, Inc. or Community Choice Physicians, Inc. to a non-Company affiliated third party, all as defined in the Plan, (each a "change-of-control"), the Options granted hereunder shall become immediately vested and exercisable.

4.   TERMS OF THE OPTION.
     -------------------

     THIS OPTION IS SUBJECT TO AND GOVERNED BY ALL OF THE TERMS AND CONDITIONS OF THE PLAN. A COPY OF THE PLAN IS ATTACHED HERETO AS APPENDIX A AND IS INCORPORATED HEREIN BY REFERENCE. In particular, Optionee acknowledges and agrees that upon termination of employment with Community Choice Physicians (or other affiliates of the Company), any options granted under this Agreement, but not exercised are null, void and forfeited as of the termination date.

     IN WITNESS WHEREOF, Healthsource, Inc. has caused this Option to be executed by its duly authorized officer.

Dated as of
            ----------------, ------
                                        HEALTHSOURCE, INC.



                                        By:
                                           ------------------------------------
                                           Norman C. Payson, M.D.
                                           President and Chief Executive Officer
                                           Duly Authorized


     The undersigned Optionee hereby accepts and agrees to the terms of the foregoing Option, as of the above date.

                                        By:
                                           --------------------------------

                                                                      , M.D.
                                         -----------------------------